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                                AMCAP Fund, Inc.
                             333 South Hope Street
                       Los Angeles, California 90071-1406
                              Phone (213) 486 9200


                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


Claudia P. Huntington, President and PEO, and Jeffrey P. Regal, Treasurer of AMCAP Fund, Inc. (the "Registrant"), each certify to the best of his or her knowledge that:

1) The Registrant's periodic report on Form N-CSR for the period ended February 29, 2004 (the "Form N-CSR"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2) The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Chief Executive Officer                              Chief Financial Officer

AMCAP Fund, Inc.                                     AMCAP Fund, Inc.

/s/ Claudia P. Huntington                           /s/ Jeffrey P. Regal
Claudia P. Huntington, President                    Jeffrey P. Regal, Treasurer

Date:  May 7, 2004                                  Date:  May 7, 2004


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to AMCAP FUND, INC. and will be retained by AMCAP FUND, INC. and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.